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                                                                   EXHIBIT 10.30

                             AMENDED AND RESTATED
                                OPTION AGREEMENT


          THIS AMENDED AND RESTATED OPTION AGREEMENT (this "Agreement") is made and entered into as of the 23rd day of November 1994, by and among The Koll Company, a California corporation ("TKC"), The Koll Holding Company, a California corporation ("Optionor") and a wholly-owned subsidiary of TKC, William S. Rothe ("Optionee"), KMS Holding Corporation, a Delaware corporation ("Holding"), and Ray Wirta ("Wirta").

                                   BACKGROUND

          A. On May 30, 1991, TKC, Optionee and Wirta entered into that certain Option Agreement (the "KMS Option Agreement") pursuant to which TKC granted to Optionee an option to purchase from TKC, at an exercise price of $7.25 per share, up to 63,000 shares of common stock, $.01 par value ("KMS Common Stock"), of Koll Management Services, Inc., a Delaware corporation ("KMS").

          B. Under the terms of the KMS Option Agreement, the Optionee's options on the 63,000 shares of KMS Common Stock became fully exercisable on May 30, 1994.

          C. On July 26, 1994, KMS entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of KMS Acquisition Corporation ("Acquisition Corp."), a Delaware corporation and a wholly-owned subsidiary of Holding, with and into KMS, with the result that KMS will become a wholly-owned subsidiary of Holding.

          D. To effect the Merger, the Merger Agreement provides that all shares of KMS Common Stock (other than shares owned by Holding or Acquisition Corp. or shares as to which statutory appraisal rights are perfected) will be converted into the right to receive $16.00 in cash and then will be cancelled.

          E. In connection with the Merger, on July 26, 1994, TKC, Holding, FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FS International" and together with FSEP III, "FS"), Optionee and Wirta entered into an Exchange Agreement (the "Exchange Agreement") pursuant to which TKC agreed that upon the consummation of the Merger, TKC will transfer, pursuant to the terms of a Stock Subscription Agreement (the "Stock Subscription Agreement"), 1,576,470 shares of KMS Common Stock to Holding in exchange for 2,522,352 (or approximately 50%) of the outstanding shares of common stock of Holding
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("Holding Common Stock"), which will be issued at a value of $10.00 per share.

          I. In connection with the consummation of the transactions contemplated by the Merger Agreement and upon the terms and conditions hereinafter set forth, TKC, Optionor and Optionee desire to revise and amend the KMS Option Agreement so that Optionee's option to purchase from TKC 63,000 shares of KMS Common Stock will be converted into the option to purchase from Optionor 100,800 shares of Holding Common Stock.

                                   AGREEMENT

          In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

          1.   CONTINUATION OF OPTION.  Effective upon the consummation of the
               ----------------------
Merger, Optionee's option to purchase 63,000 shares of KMS Common Stock from Optionor shall be converted into the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 100,800 shares of Holding Common Stock from Optionor at an exercise price of $4.53 per share (the "Price"), exercisable from time to time prior to May 30, 2001. Optionor hereby agrees not to sell any shares of Holding Common Stock if, as a result of such sale, Optionor will not continue to hold a sufficient number of shares of Holding Common Stock to enable Optionee to exercise the Option in full immediately after such sale, as adjusted by Section 5 of this Agreement.

          2.   EXERCISABILITY OF OPTION.  Except as otherwise provided in this
               ------------------------
Agreement, the Option may be exercised from time to time to purchase all or any part of 100,800 shares of Holding Common Stock owned by Optionor, provided, however, that the Option may not be exercised as to fewer than 100 shares at any one time unless the number of shares purchased is the total number available at that time for purchase. If Optionee does not purchase all of the shares of Holding Common Stock which he is entitled to purchase, Optionee's right to purchase any shares not so purchased shall continue until May 30, 2001, unless, prior to such time, the Option is terminated in accordance with the provisions hereof. In no event may the Option be exercised after May 30, 2001. The Option may be exercised only as to whole shares (fractional share interests shall be disregarded except that they may be accumulated).

          3.   METHOD OF EXERCISE AND PAYMENT.  Each exercise of the Option
               ------------------------------
shall be by means of written notice of exercise delivered to Optionor, specifying the number of

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whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 6 of this Agreement and a payment, in cash or by check payable to the order of Optionor, in an amount equal to the Price multiplied by the number of shares with respect to which the Option is being exercised.

          4.   NON-ASSIGNABILITY OF OPTION.  The Option and all other rights and
               ---------------------------
privileges conferred hereby are not transferable or assignable, may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process and any such attempted action shall be void. During Optionee's lifetime, the Option may be exercised only by Optionee or his Personal Representative (as defined below). After Optionee's death, the Option may be exercised by Optionee's transferees by will or under the laws of descent and distribution, and not otherwise.
"Personal Representative" shall mean the person or persons who, upon the disability or incompetence of Optionee, shall have acquired on behalf of Optionee, by legal proceeding or otherwise, the power to exercise the rights and receive the benefits specified in this Agreement.

          5.   ADJUSTMENTS AND OTHER RIGHTS.
               ----------------------------

          a. If the shares of Holding Common Stock owned by Optionor are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of Holding through a reorganization or merger in which Holding is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, then, except to the extent that any such adjustment or change is a result of additional consideration being given by Optionor, a similar and pro rata adjustment shall be made in the number and kind of shares that are subject to the Option and an appropriate adjustment shall be made to the Price.

          b. If the Board of Directors of Holding takes action to (i) dissolve or liquidate Holding or (ii) reorganize, merge or consolidate Holding with one or more corporations which will result in Holding not being the surviving corporation, then the Option shall terminate and be forfeited to the extent it is not exercised prior to the effective date of such dissolution, liquidation, reorganization, merger or consolidation.

          c. If Holding pays a special and nonrecurring cash dividend on the Holding Common Stock (the "Special Dividend") as described by the Financial Accounting

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Standards Board's Emerging Issues Task Force Issue 90-9 ("EITF 90-9") and the
adjustments set forth in this Section 5(c) may be made without causing a new measurement date (as described in EITF 90-9) to occur for purposes of determining compensation expense in connection with the Option, then the Price per share shall be adjusted downward by an amount which shall be necessary in order to make the ratio of the Price to the Fair Market Value of a share of Holding Common Stock on the day prior to the record date for the Special Dividend equal to the same ratio five business days after the record date for the Special Dividend. For purposes of this Section 5(c), "Fair Market Value" on a specific date shall mean (i) if the Holding Common Stock is listed or admitted to trade on a national securities exchange, the average closing price of the Holding Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on
   -----------------------
which the Holding Common Stock is so listed or admitted to trade, on the five trading days immediately preceding such date; (ii) if the Holding Common Stock is not listed or admitted to trade on a national securities exchange, the average closing price for the Holding Common Stock on the five trading days immediately preceding such date, as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the Holding Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the Holding Common Stock on the five trading days immediately preceding such date, as furnished by the NASD; or (iv) if the Holding Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Holding Common Stock are not furnished by the NASD or a similar organization, the value determined by the Board of Directors of the Optionor.

          6.   APPLICATION OF SECURITIES LAWS.  The transfer of shares of
               ------------------------------
Holding Common Stock pursuant to this Agreement is subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency, including, without limitation, "no action" positions of the Securities and Exchange Commission (the "Commission"), which may, in the opinion of counsel for Holding, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no shares of Holding Common Stock may be purchased pursuant to the Option unless and until any then applicable requirements of the Commission, the California Department of Corporations and any other regulatory agencies (including any other state

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securities law commissioners having jurisdiction over the transfer) and any exchanges upon which the Holding Common Stock may be listed, shall have been fully satisfied. In connection with any stock transfer, Optionee shall notify Holding and give satisfactory written assurances to counsel to Holding in respect of such matters as Holding may deem desirable to assure compliance with all applicable legal requirements.

          7.   STOCKHOLDERS AGREEMENT.  Upon any acquisition of Holding Common
               ----------------------
Stock by Optionee pursuant to an exercise by Optionee of the Option, Optionee shall execute a written undertaking to be, and will become, bound by that certain Stockholders Agreement, dated of even date herewith, by and among Holding, FS, Optionor, TKC and Donald M. Koll (a copy of which is attached hereto as Exhibit A), in the same manner and to the same extent as Optionor.

          8.   WIRTA RIGHTS.  Wirta hereby acknowledges and agrees that all of
               ------------
his rights under the KMS Option Agreement are hereby terminated.

          9.   NOTICES.  Any notice to be given to Optionor or TKC under the
               -------
terms of this Agreement shall be in writing and addressed to the Secretary of Optionor at its principal office located at 4343 Von Karman Avenue, Newport Beach, California 92660 and any notice to be given to Optionee shall be addressed to him at the address given beneath his signature hereto, or at such other address as either party may hereafter designate in writing to the other party.

          10.  ENDORSEMENT ON STOCK CERTIFICATE.  Each certificate representing
               ---------------------------------
shares of Holding Common Stock now or hereafter held by Optionor or Optionee shall be stamped with legends in substantially the following forms:

          "This certificate is transferable only upon compliance with the provisions of that certain Amended and Restated Option Agreement, dated as of November 23, 1994, by and among The Koll Company, The Koll Holding Company, William S. Rothe, KMS Holding Corporation and Ray Wirta, a copy of which is on file in the office of KMS Holding Corporation."

          "The securities evidenced by this certificate are subject to restrictions upon transfer and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the terms and conditions of that certain Stockholders Agreement dated as of November 23, 1994, a copy of which agreement is on

                                       5

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          file at the principal executive offices of KMS Holding Corporation."

          11.  LAWS APPLICABLE TO CONSTRUCTION.  This Agreement shall be
               -------------------------------
governed by, and construed and enforced in accordance with, the laws of the State of California.

          12.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
               ----------------
agreement and understanding among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                           THE KOLL COMPANY,
                           a California corporation

                           By: ___________________________
                               Donald M. Koll
                               Chairman of the Board and
                               Chief Executive Officer

                           THE KOLL HOLDING COMPANY,
                           a California corporation

                           By: ___________________________
                               Donald M. Koll
                               President

                           WILLIAM S. ROTHE

                           _______________________________
                           William S. Rothe
                           1633 Santiago Drive
                           Newport Beach, California  92663

                           KMS HOLDING CORPORATION,
                           a Delaware corporation

                           By:_____________________________
                           Name:___________________________
                           Title:__________________________

                           RAY WIRTA

                           _______________________________
                           Ray Wirta
                           49 Emerald Bay
                           Laguna Beach, California  92651



Accepted and Agreed:

The Koll Company Stock Trust

By:  ________________________
     Donald M. Koll
     Trustee

_____________________________
     Donald M. Koll


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                               CONSENT OF SPOUSE
                               -----------------



          In consideration of the execution of the foregoing Amended and Restated Option Agreement by The Koll Company and The Koll Holding Company, I, Nannette Rothe, the spouse of William S. Rothe, do hereby join with my spouse in executing the foregoing Amended and Restated Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of November 23, 1994.  ________________________
                                     Nannette Rothe

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